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                                 Exhibit 23.2


           CONSENT OF BAIRD, KURTZ & DOBSON, INDEPENDENT ACCOUNTANTS


We have issued our report dated July 30, 1999, accompanying the consolidated financial statements of North Arkansas Bancshares, Inc. which are incorporated within the Annual Report on Form 10-KSB for the year ended June 30, 1999. We hereby consent to the incorporation by reference of said report in the Corporation's Form S-8.



                                    BAIRD, KURTZ & DOBSON


                                    /s/ Baird, Kurtz & Dobson

Little Rock, Arkansas
September 24, 1999